NEWS RELEASE

At Old Republic:	At Financial Relations Board:

Craig R. Smiddy, President and CEO	Analysts/Investors: Joe Calabrese 212/827-3772

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF 2022

OVERALL RESULTS

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Pretax income (loss)	$(54.6)	$396.0		$328.0	$1,026.6
Pretax investment gains (losses)	(317.4)	120.9		(172.3)	496.4
Pretax income (loss) excluding investment gains (losses)	$262.8	$275.0	-4.4%	$500.4	$530.2	-5.6%

Net income (loss)	$(40.1)	$316.4		$266.1	$818.5
Net of tax investment gains (losses)	(250.4)	95.5		(135.9)	391.3
Net income (loss) excluding investment gains (losses)	$210.2	$220.9	-4.8%	$402.0	$427.2	-5.9%

Combined ratio	90.9%	90.6%		91.4%	90.8%

PER DILUTED SHARE

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net income (loss)	$(.13)	$1.05		$.87	$2.72
Net of tax investment gains (losses)	(.82)	.32		(.45)	1.30
Net income (loss) excluding investment gains (losses)	$.69	$.73	-5.5%	$1.32	$1.42	-7.0%

SHAREHOLDERS' EQUITY (BOOK VALUE)

				June 30,	Dec. 31,
				2022	2021	% Change
Total				$6,393.1	$6,893.2	-7.3%
Per Common Share				$20.99	$22.76	-7.8%
________

All amounts in this report are stated in millions except where noted, common stock data and percentages.

CHICAGO – July 28, 2022 – Old Republic International Corporation (NYSE: ORI) today reported pretax income, excluding investment gains (losses), of $262.8 for the quarter and $500.4 for the first six months of 2022. The decline compared to the 2021 periods is within expectations, with General Insurance pretax operating income increasing nearly 12%, while the effect of increasing mortgage interest rates reduced Title Insurance results. Both General Insurance and Title Insurance produced solid underwriting results that drove a consolidated combined ratio of 90.9% and 91.4% for the quarter and first six months of 2022, respectively.

Consolidated net premiums and fees earned were relatively consistent for the quarter, with General Insurance net earned premiums growing 8.8%, offset by a 7.1% decline in Title Insurance net premiums and fees as a result of lower revenues in both direct and agency operations. For the first six months, consolidated net premiums and fees earned were up 2.0%, reflecting growth in General Insurance of 7.4%, partially offset by a 2.3% decline in Title Insurance. Net investment income increased slightly in both 2022 periods, reflecting growth in the invested asset base, offset by lower investment yields earned.

Book value per share was $20.99 as of June 30, 2022, reflecting declining fair market values in both the fixed income and equity portfolios, partially offset by operating earnings. With the addition of dividends declared during the first six months, this was a decrease of 5.8% over year-end 2021.

Old Republic International Corporation

Old Republic's business is managed for the long run. In this context management's key objectives are to achieve highly profitable operating results over the long term, and to ensure balance sheet strength for the primary needs of the insurance subsidiaries' underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains (losses). Under Generally Accepted Accounting Principles (GAAP), however, net income, inclusive of investment gains (losses), is the measure of total profitability.

In management's opinion, the focus on income excluding investment gains (losses), also described herein as segment pretax operating income (loss), provides a better way to analyze, evaluate, and establish accountability for the results of the insurance operations. The inclusion of realized investment gains (losses) in net income can mask trends in operating results, because such realizations are often highly discretionary. Similarly, the inclusion of unrealized investment gains (losses) in equity securities can further distort such operating results with significant period-to-period fluctuations.

FINANCIAL HIGHLIGHTS
	Quarters Ended June 30,			Six Months Ended June 30,
SUMMARY INCOME STATEMENTS:	2022	2021	% Change	2022	2021	% Change
Revenues:
Net premiums and fees earned	$1,982.3	$1,987.3	-0.2%	$3,901.3	$3,826.2	2.0%
Net investment income	107.8	107.6	0.2	214.1	211.9	1.0
Other income	37.6	37.8	-0.5	73.9	74.1	-0.3
Total operating revenues	2,127.8	2,132.8	-0.2	4,189.4	4,112.4	1.9
Investment gains (losses):
Realized from actual transactions and impairments	53.2	1.0		118.5	8.9
Unrealized from changes in fair value of equity securities	(370.7)	119.9		(290.9)	487.4
Total investment gains (losses)	(317.4)	120.9		(172.3)	496.4
Total revenues	1,810.3	2,253.7		4,017.0	4,608.8
Operating expenses:
Loss and loss adjustment expenses	638.6	624.9	2.2	1,246.6	1,228.3	1.5
Sales and general expenses	1,209.6	1,220.6	-0.9	2,408.7	2,330.9	3.3
Interest and other charges	16.6	12.1	37.1	33.6	22.8	47.3
Total operating expenses	1,865.0	1,857.7	0.4%	3,688.9	3,582.2	3.0%
Pretax income (loss)	(54.6)	396.0		328.0	1,026.6
Income taxes (credits)	(14.4)	79.5		61.9	208.0
Net income (loss)	$(40.1)	$316.4		$266.1	$818.5

COMMON STOCK STATISTICS:
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.69	$0.74	-6.8%	$1.32	$1.43	-7.7%
Net investment gains (losses):
Realized from actual transactions and impairments	0.14	—		0.31	0.02
Unrealized from changes in fair value of equity securities	(0.96)	0.32		(0.75)	1.28
Basic net income (loss)	$(0.13)	$1.06		$0.88	$2.73
Diluted net income (loss) excluding investment gains (losses)	$0.69	$0.73	-5.5%	$1.32	$1.42	-7.0%
Net investment gains (losses):
Realized from actual transactions and impairments	0.14	—		0.30	0.02
Unrealized from changes in fair value of equity securities	(0.96)	0.32		(0.75)	1.28
Diluted net income (loss)	$(0.13)	$1.05		$0.87	$2.72
Cash dividends on common stock	$0.23	$0.22		$0.46	$0.44
Book value per share				$20.99	$22.59	-7.1%

We believe the information presented in the following table highlights the most meaningful indicators of ORI's segmented and consolidated financial performance. The information underscores the performance of our underwriting operations, as well as our sound investment of the capital and underwriting cash flows from these operations.

Old Republic International Corporation

Sources of Consolidated Income (Loss)
	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net premiums and fees earned:
General insurance	$943.5	$867.2	8.8%	$1,854.5	$1,726.3	7.4%
Title insurance	1,030.2	1,108.8	-7.1	2,029.2	2,076.5	-2.3
RFIG run-off	6.0	8.5	-29.1	12.6	17.7	-29.0
Corporate & other	2.4	2.7	-8.7	4.9	5.5	-11.0
Consolidated	$1,982.3	$1,987.3	-0.2%	$3,901.3	$3,826.2	2.0%

Underwriting and related services income (loss):
General insurance	$70.9	$52.4	35.4%	$147.3	$124.3	18.5%
Title insurance	98.7	128.6	-23.3	168.9	222.5	-24.1
RFIG run-off	10.6	4.6	132.5	18.4	6.3	190.2
Corporate & other	(8.7)	(6.0)	-43.0	(14.8)	(12.1)	-21.8
Consolidated	$171.7	$179.5	-4.4%	$319.9	$341.0	-6.2%

Consolidated underwriting ratio:
Loss ratio:
Current year	34.1%	33.2%		34.1%	33.9%
Prior years	(1.9)	(1.8)		(2.1)	(1.8)
Total	32.2	31.4		32.0	32.1
Expense ratio	58.7	59.2		59.4	58.7
Combined ratio	90.9%	90.6%		91.4%	90.8%

Net investment income:
General insurance	$83.6	$87.1	-4.0%	$166.0	$172.0	-3.4%
Title insurance	11.1	11.0	0.3	22.4	21.5	3.9
RFIG run-off	1.5	2.9	-45.2	3.6	6.1	-40.5
Corporate & other	11.5	6.4	77.2	21.9	12.2	79.4
Consolidated	$107.8	$107.6	0.2%	$214.1	$211.9	1.0%

Interest and other charges (credits):
General insurance	$16.6	$16.0		$32.9	$32.0
Title insurance	0.2	0.8		0.8	1.5
RFIG run-off	—	—		—	—
Corporate & other (a)	(0.2)	(4.7)		(0.1)	(10.7)
Consolidated	$16.6	$12.1	37.1%	$33.6	$22.8	47.3%

Segmented and consolidated pretax income (loss)
excluding investment gains (losses):
General insurance	$137.9	$123.4	11.8%	$280.4	$264.2	6.1%
Title insurance	109.5	138.9	-21.1	190.5	242.6	-21.5
RFIG run-off	12.2	7.5	63.7	22.0	12.4	76.9
Corporate & other	3.0	5.1	-41.1	7.3	10.8	-32.5
Consolidated	262.8	275.0	-4.4%	500.4	530.2	-5.6%
Income taxes (credits) on above	52.5	54.1		98.3	102.9
Net income (loss) excluding
investment gains (losses)	210.2	220.9	-4.8%	402.0	427.2	-5.9%
Consolidated pretax investment gains (losses):
Realized from actual transactions
and impairments	53.2	1.0		118.5	8.9
Unrealized from changes in
fair value of equity securities	(370.7)	119.9		(290.9)	487.4
Total	(317.4)	120.9		(172.3)	496.4
Income taxes (credits) on above	(67.0)	25.4		(36.4)	105.0
Net of tax investment gains (losses)	(250.4)	95.5		(135.9)	391.3
Net income (loss)	$(40.1)	$316.4		$266.1	$818.5
Consolidated operating cash flow	$124.7	$219.4		$403.2	$515.4

(a) Includes consolidation/elimination entries.

Old Republic International Corporation

General Insurance Segment Operating Results

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net premiums written	$1,002.3	$898.3	11.6%	$1,963.1	$1,769.5	10.9%
Net premiums earned	943.5	867.2	8.8	1,854.5	1,726.3	7.4
Net investment income	83.6	87.1	-4.0	166.0	172.0	-3.4
Other income	37.3	37.6	-0.6	73.3	73.6	-0.4
Operating revenues	1,064.5	991.9	7.3	2,094.0	1,972.0	6.2
Loss and loss adjustment expenses	616.1	590.5	4.3	1,198.3	1,157.9	3.5
Sales and general expenses	293.8	261.9	12.2	582.2	517.7	12.4
Interest and other charges	16.6	16.0	3.5	32.9	32.0	2.7
Operating expenses	926.6	868.5	6.7	1,813.5	1,707.7	6.2
Segment pretax operating income (loss)	$137.9	$123.4	11.8%	$280.4	$264.2	6.1%

Loss ratio	65.3%	68.1%		64.6%	67.1%
Expense ratio	27.2	25.9		27.4	25.7
Combined ratio	92.5%	94.0%		92.0%	92.8%

General Insurance net premiums earned increased 8.8% and 7.4% for the quarter and first six months, respectively, with rising premiums in all major lines of coverage. Premium rate increases for most lines of coverage, high renewal retention ratios, and new business production all contributed. Net investment income decreased in both 2022 periods, reflecting lower investment yields earned, partially offset by growth in the invested asset base.

The reported loss ratio for General Insurance improved in the quarter, inclusive of favorable reserve development from prior periods and a lower current period loss provision, attributable to several years of premium rate increases, underwriting actions, and a shift in the line of coverage mix. Favorable development of 1.9% was lower in the quarter with continued favorable development in the commercial auto and workers' compensation lines of coverage, partially offset by unfavorable development in the financial indemnity line of coverage.

The second quarter and first six month expense ratios were elevated compared to the same periods last year, generally reflecting the shift in line of coverage mix, and an increase in employee related costs. Investments in new products and geographies in recent years have diversified the General Insurance business, resulting in shifts in the lines of coverage mix toward lines with higher expense ratios and lower current period loss ratios.

Together, these factors produced highly profitable combined ratios and greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods' loss ratios and the effects of loss development trends:

		Effect of Prior Periods'
		(Favorable)/	Loss Ratio Excluding
	Reported	Unfavorable Loss	Prior Periods' Loss
	Loss Ratio	Reserves Development	Reserves Development
2017	71.8%	0.7%	71.1%
2018	72.2	—	72.2
2019	71.8	0.4	71.4
2020	69.9	(0.8)	70.7
2021	64.8%	(3.8)%	68.6%
2nd Quarter 2021	68.1%	(2.9)%	71.0%
2nd Quarter 2022	65.3%	(1.9)%	67.2%
1st Six Months 2021	67.1%	(2.8)%	69.9%
1st Six Months 2022	64.6%	(2.5)%	67.1%

Quarterly and annual loss ratios and trends may not be indicative of future outcomes for a business with relatively long claim payment patterns. We target combined ratios between 90% and 95%, and based on our historical line of coverage mix, a loss ratio average in the high 60% to low 70% range, and an expense ratio average of 25%. These components of the combined ratio will continue to reflect the line of coverage mix.

Old Republic International Corporation

Title Insurance Segment Operating Results

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net premiums and fees earned	$1,030.2	$1,108.8	-7.1%	$2,029.2	$2,076.5	-2.3%
Net investment income	11.1	11.0	0.3	22.4	21.5	3.9
Other income	0.2	0.2	-0.6	0.5	0.5	-3.1
Operating revenues	1,041.6	1,120.2	-7.0	2,052.1	2,098.7	-2.2
Loss and loss adjustment expenses	29.0	33.1	-12.3	58.4	62.4	-6.4
Sales and general expenses	902.7	947.3	-4.7	1,802.3	1,792.1	0.6
Interest and other charges	0.2	0.8	-65.8	0.8	1.5	-44.4
Operating expenses	932.1	981.3	-5.0	1,861.6	1,856.0	0.3
Segment pretax operating income (loss)	$109.5	$138.9	-21.1%	$190.5	$242.6	-21.5%

Loss ratio	2.8%	3.0%		2.9%	3.0%
Expense ratio	87.6	85.4		88.8	86.3
Combined ratio	90.4%	88.4%		91.7%	89.3%

Title Insurance net premiums and fees earned declined by 7.1% and 2.3% for the second quarter and first six months, respectively. Both directly produced and agency produced revenues declined during the quarter, and it is expected that such revenues will be lower throughout the year when compared to the same periods last year. The main driver of these trends is increasing mortgage interest rates which continue to significantly reduce refinance activity. Housing prices remained firm, although the effect of increasing mortgage interest rates may reduce purchase activity in the remainder of the year. An uptick in commercial transaction activity resulted in strong commercial premium growth during the quarter and first six month periods. Net investment income increased slightly in both 2022 periods, reflecting growth in the invested asset base, offset by lower investment yields earned.

Title Insurance's loss ratios were relatively consistent for the quarter and first six months. The second quarter and first six month's expense ratios were elevated compared to the same periods last year, generally reflecting the combination of lower directly produced revenues that carry higher fixed expenses, along with a greater proportion of agency produced revenues that have a higher overall expense ratio.

Together, these factors produced highly profitable combined ratios and lower pretax operating income for the periods reported.

The following table shows recent annual and interim periods’ loss ratios and the effects of loss development trends:

		Effect of Prior Periods'
		(Favorable)/	Loss Ratio Excluding
	Reported	Unfavorable Loss	Prior Periods' Loss
	Loss Ratio	Reserves Development	Reserves Development
2017	0.8%	(3.0)%	3.8%
2018	1.9	(1.8)	3.7
2019	2.5	(1.2)	3.7
2020	2.3	(1.3)	3.6
2021	2.6%	(1.0)%	3.6%
2nd Quarter 2021	3.0%	(0.7)%	3.7%
2nd Quarter 2022	2.8%	(0.8)%	3.6%
1st Six Months 2021	3.0%	(0.7)%	3.7%
1st Six Months 2022	2.9%	(0.7)%	3.6%

Old Republic International Corporation

RFIG Run-off Segment Operating Results - Mortgage Insurance

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net premiums earned	$6.0	$8.5	-29.1%	$12.6	$17.7	-29.0%
Net investment income	1.5	2.9	-45.2	3.6	6.1	-40.5
Loss and loss adjustment expenses	(8.0)	0.3	N/M	(12.3)	4.6	N/M
Pretax operating income (loss)	$12.2	$7.5	63.7%	$22.0	$12.4	76.9%

Loss ratio	-133.7%	3.6%		-97.8%	26.0%
Expense ratio	56.6	42.3		51.5	38.3
Combined ratio	-77.1%	45.9%		-46.3%	64.3%

Pretax operating results of RFIG Run-off reflect the continuing drop in net earned premiums in line with the declining risk in force, and significantly lower loss costs compared to the 2021 periods. Net investment income decreased in both 2022 periods, reflecting a declining invested asset base, and lower investment yields earned. Extraordinary dividends of $35.0 and $70.0 were paid to the parent company during the second quarter and first six months, respectively. Loss costs reflect fewer newly reported delinquencies along with improving trends in cure rates, influenced by a relatively strong real estate market.

Together, these factors produced greater pretax operating income for the periods reported.

The following table shows recent annual and interim periods' loss ratios and the effects of loss development trends:

		Effect of Prior Periods'
		(Favorable)/	Loss Ratio Excluding
	Reported	Unfavorable Loss	Prior Periods' Loss
	Loss Ratio	Reserves Development	Reserves Development
2017	57.6%	(38.3)%	95.9%
2018	43.2	(27.0)	70.2
2019	55.0	(12.5)	67.5
2020	81.7	(26.5)	108.2
2021	(5.3)%	(67.5)%	62.2%
2nd Quarter 2021	3.6%	(24.8)%	28.4%
2nd Quarter 2022	(133.7)%	(196.1)%	62.4%
1st Six Months 2021	26.0%	(18.9)%	44.9%
1st Six Months 2022	(97.8)%	(162.2)%	64.4%

Old Republic International Corporation

Corporate & Other Operating Results

	Quarters Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change
Net life and accident premiums earned	$2.4	$2.7	-8.7%	$4.9	$5.5	-11.0%
Net investment income	11.5	6.4	77.2	21.9	12.2	79.4
Other operating income	—	—	—	—	—	—
Operating revenues	14.0	9.1	52.5	26.9	17.7	51.7
Benefits and loss and loss adjustment expenses	1.5	0.9	64.2	2.1	3.4	-36.4
Insurance expenses	0.8	1.0	-18.2	1.7	1.8	-6.2
Corporate, interest and other expenses - net	8.5	2.0	N/M	15.7	1.6	N/M
Operating expenses	10.9	4.0	173.4	19.6	6.9	183.3
Corporate & other pretax operating income (loss)	$3.0	$5.1	-41.1%	$7.3	$10.8	-32.5%

This segment includes a small life and accident insurance business and the net costs associated with the parent holding company and several internal corporate services subsidiaries. The segment tends to produce highly variable results stemming from volatility inherent from the lack of scale. Interest expense increased related to the issuance of $650 million of debt late in the second quarter of 2021, partially offset by net investment income from a higher level of investments.

Summary Consolidated Balance Sheet

	June 30,	December 31,	June 30,
	2022	2021	2021
Assets:
Cash and fixed income securities	$11,751.9	$11,399.6	$11,224.7
Equity securities	4,182.4	5,302.8	5,204.1
Other invested assets	125.4	116.5	115.1
Cash and invested assets	16,059.9	16,818.9	16,544.0
Accounts and premiums receivable	2,096.0	1,768.7	1,828.7
Federal income tax recoverable	19.6	11.8	18.2
Reinsurance balances recoverable	5,551.1	4,943.4	4,879.1
Deferred policy acquisition costs	372.6	350.4	346.4
Sundry assets	1,195.9	1,088.4	1,061.8
Total assets	$25,295.4	$24,981.8	$24,678.4

Liabilities and Shareholders' Equity:
Policy liabilities	$3,129.7	$2,752.0	$2,837.9
Loss and loss adjustment expense reserves	11,905.4	11,425.5	11,175.2
Federal income tax payable	17.2	249.5	211.1
Reinsurance balances and funds	1,177.3	866.0	966.5
Debt	1,594.5	1,588.5	1,590.1
Sundry liabilities	1,077.9	1,206.9	1,118.7
Total liabilities	18,902.2	18,088.6	17,899.8
Shareholders' equity	6,393.1	6,893.2	6,778.6
Total liabilities and shareholders' equity	$25,295.4	$24,981.8	$24,678.4

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity

				% Change
	June 30,	Dec. 31,	June 30,	June '22/	June '22/
	2022	2021	2021	Dec. '21	June '21
Cash and invested assets:
Fixed income securities, cash and other invested assets	$11,877.4	$11,516.1	$11,339.9	3.1%	4.7%
Equity securities	4,182.4	5,302.8	5,204.1	-21.1	-19.6
Total per balance sheet	$16,059.9	$16,818.9	$16,544.0	-4.5%	-2.9%
Total at cost for all	$15,402.2	$15,045.8	$14,853.8	2.4%	3.7%

Composition of shareholders' equity per share:
Equity before items below	$19.66	$18.50	$18.74	6.3%	4.9%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	1.33	4.26	3.85
Total	$20.99	$22.76	$22.59	-7.8%	-7.1%

Segmented composition of
shareholders' equity per share:
Excluding RFIG run-off segment	$19.91	$21.47	$21.19	-7.3%	-6.0%
RFIG run-off segment	1.08	1.29	1.40
Consolidated total	$20.99	$22.76	$22.59	-7.8%	-7.1%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term claim payment obligations to policyholders and their beneficiaries, as well as the long-term stability of the subsidiaries’ capital base. For these reasons, the investment portfolio does not contain high risk or illiquid asset classes and has zero or extremely limited exposure to, collateralized debt obligations (CDO's), credit default and interest rate swaps, hybrid securities, asset-backed securities (ABS), guaranteed investment contracts (GIC), structured investment vehicles (SIV), auction rate variable short-term securities, limited partnerships, derivatives, hedge funds or private equity investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of June 30, 2022, the consolidated investment portfolio reflected an allocation of approximately 74% to fixed income (bonds and notes) and short-term investments, and 26% to equity securities (common stock). During the quarter, we continued to reduce our equity holdings and reinvest the proceeds in fixed income securities. The fixed income portfolio continues to be the anchor for the insurance underwriting subsidiaries' obligations. The maturities of our fixed income assets are matched to the expected liabilities for claim payment obligations to policyholders and their beneficiaries. The quality of the investment portfolio remains at high levels.

A significant portion of our investable funds have been directed toward high-quality common stocks of U.S. companies (currently limited to fewer than 100 issues). We favor those with long-term records of reasonable earnings growth and steadily increasing dividends. Pursuant to our enterprise risk management guidelines and controls, we perform regular stress tests of the equities portfolio to gain reasonable assurance that periodic downdrafts in market prices would not seriously undermine our financial strength and the long-term continuity and prospects of our insurance underwriting business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Six Months Ended		Ended
	June 30,	June 30,		Dec. 31,
	2022	2022	2021	2021
Beginning balance	$22.23	$22.76	$20.75	$20.75
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.69	1.32	1.43	3.10
Net of tax realized investment gains (losses)	0.14	0.31	0.02	0.02
Net of tax unrealized investment gains (losses):
Fixed income securities	(0.82)	(2.15)	(0.48)	(0.97)
Equity securities	(0.96)	(0.75)	1.28	1.96
Total net of tax realized and unrealized
investment gains (losses)	(1.64)	(2.59)	0.82	1.01
Cash dividends	(0.23)	(0.46)	(0.44)	(2.38)
Other	(0.06)	(0.04)	0.03	0.28
Net change	(1.24)	(1.77)	1.84	2.01
Ending balance	$20.99	$20.99	$22.59	$22.76
Percentage change for the period	-5.6%	-7.8%	8.9%	9.7%

Capitalization

	Capitalization
	June 30,	December 31,	June 30,
	2022	2021	2021
Debt:
4.875% Senior Notes due 2024	$398.7	$398.4	$398.1
3.875% Senior Notes due 2026	547.6	547.3	547.1
3.850% Senior Notes due 2051	642.7	642.6	642.5
Other miscellaneous debt	5.3	—	2.2
Total debt	1,594.5	1,588.5	1,590.1
Common shareholders' equity	6,393.1	6,893.2	6,778.6
Total capitalization	$7,987.7	$8,481.7	$8,368.7

Capitalization ratios:
Debt	20.0%	18.7%	19.0%
Common shareholders' equity	80.0	81.3	81.0
Total	100.0%	100.0%	100.0%

Managing Old Republic's Insurance Business for the Long-Run
The insurance business is distinguished from most others in that the prices (premiums) charged for most products are set without knowing what the ultimate loss costs will be. We also can't know exactly when claims will be paid, which may be many years after a policy was issued or expired. This casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on maintaining a sound financial condition to support our subsidiaries' long-term obligations to policyholders and their beneficiaries.

The Company is managed for the long run and with little regard for quarterly or even annual reporting periods. These time frames are too short. Management believes results are best evaluated by looking at underwriting and overall operating performance trends over 10-year intervals. These likely include one or two economic and/or underwriting cycles. This provides enough time for these cycles to run their course, for underwriting and premium rate changes to appear in financial results, and for reserved loss costs to be quantified with greater certainty.

Old Republic International Corporation

Accompanying Financial Data and Other Information:
•About Old Republic
•Conference Call Information
•Safe Harbor Statement

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance business is the third largest in its industry.

Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today to discuss its second quarter 2022 performance and to review major operating trends and business developments. To access this call live in listen-only mode, log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively the call can also be accessed by phone at 1-888-655-9638. Interested parties may also listen to a replay of the call through August 4, 2022 by dialing 1-800-770-2030, passcode 4060501, or by accessing it on Old Republic International's website through August 25, 2022.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. It is possible that Old Republic's operating results, business and financial condition could be adversely affected in subsequent periods by future economic disruptions caused by the COVID-19 pandemic and the associated governmental responses.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

General Insurance, Title Insurance, Corporate & Other, and RFIG Run-off maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2021 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Investor Relations
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
(312) 346-8100